Exhibit 99.8

18 July 2025

ACCO GROUP HOLDINGS LIMITED

Unit 2406, 24/F

Low Block, Grand Millennium Plaza

181 Queen’s Road Central, Hong Kong

Dear Sirs

LEGAL OPINION ON CERTAIN SINGAPORE LAW MATTERS

1. We are the advisers on Singapore law to Acco Group Holdings Limited (“ListCo”) in connection with the ListCo’s registration statement on Form F-1 filed with the Securities and Exchange Commission (“Commission”) under the United States Securities Act of 1933 (“Act”) (“Registration Statement”), relating to the proposed listing and initial public offering of (i) 1,400,000 Ordinary Shares of the ListCo with a par value of US$0.00008 per share; and (ii) up to an additional 210,000 Ordinary Shares issuable upon exercise of an over-allotment option granted to Revere Securities LLC (the “Underwriter Representative”) by the ListCo (“Proposed Listing”). Capitalised terms used herein shall, unless otherwise defined, have the same meanings as ascribed to them in the Registration Statement.

2. This legal opinion is limited to the laws of Singapore in force as at the date hereof as currently applied by the Singapore courts and given on the basis that they will be governed by and construed in accordance with Singapore law. We express no opinion as to the laws of any other jurisdictions or as to factual matters, save for paragraph 3(b). We have assumed that there is nothing in the laws of any other jurisdiction which affects the opinions in this legal opinion, and we have made no investigation of, and express no opinion in relation to, the laws of any other jurisdiction for the purposes of this legal opinion. In this opinion, a reference to “laws” or “law” is a reference to the common law, principles of equity and laws and regulations constituted or evidenced by documents available to the public generally.

3. For the purposes of this legal opinion, we have examined only the documents set out in Schedule 1 (“Documents”) and no other document. Based on the foregoing and in reliance thereon and subject further to all qualifications and assumptions set out in this legal opinion and to any matters not disclosed to us, and having regard to such considerations of the laws of Singapore in force as at the date of this legal opinion as we consider relevant, we are of the opinion that:

(a)	the statements in the cover page and the sections under the captions “Prospectus Summary”, “Risk Factors”, “Regulations”, “Taxation – Singapore Taxation”, and “Enforcement of Civil Liabilities” of the Registration Statement, in so far as they purport to summarise the provisions of the laws of Singapore, are accurate in all material respects as at the date of this legal opinion; and

(b)	the sole indirect wholly-owned subsidiary of the ListCo incorporated in Singapore (“Singapore Subsidiary”) has been duly incorporated as a private company limited by shares, and is validly existing under the laws of Singapore. The Singapore Subsidiary has the legal capacity to sue and be sued under its own name under the laws of Singapore, and has the requisite corporate capacity, power, authority and legal right to own and lease property and conduct its business under the laws of Singapore.

DREW & NAPIER LLC 10 Collyer Quay, #10-01 Ocean Financial Centre, Singapore 049315

T:+65 6535 0733 T:+65 9726 0573 (After Hours) F:+65 6535 4906 E: mail@drewnapier.com www.drewnapier.com

Drew & Napier LLC (UEN 200102509E) is a law corporation with limited liability.

18 July 2025

4. For the purpose of rendering this legal opinion, we have assumed:

(a)	there are no documents not examined by us which would affect or have any implication on this legal opinion;

(b)	all statements of fact contained in the Documents are true, accurate and complete and not misleading in any respect; and

(c)	there are no provisions of the laws of any jurisdiction outside Singapore which would have any implication for the opinions we express and, insofar as the laws of any jurisdiction outside Singapore may be relevant, such laws have been or will be complied with.

5. This legal opinion is subject to the following qualifications:

(a)	this legal opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Registration Statement or otherwise, including but without limitation, any other document signed or to be signed in connection therewith or pursuant thereto;

(b)	the description of Singapore laws as referred to in paragraph 3(a) in this legal opinion only sets out the relevant Singapore laws and regulations in a general sense and does not constitute a comprehensive legal opinion on such matter;

(c)	save for paragraph 3(b), we express no view as to whether any of the ListCo and its subsidiaries, including but not limited to the Singapore Subsidiary (“Group”), have been or will be in compliance with any or all of the laws of Singapore;

(d)	we expressly disclaim any of our liabilities in any part of the Registration Statement other than the description of Singapore laws as referred to in paragraph 3(a) in this legal opinion; and

(e)	the opinions in this legal opinion are given based solely on the description of the business and activities of the Group set out in the Registration Statement and we express no opinion on the accuracy and completeness thereon.

6. For the purposes of rendering this legal opinion, we have relied, and based our opinions, only on the Documents. We do not purport to be an expert on or to be generally familiar with or qualified to express legal opinions based on any laws other than the laws of Singapore. Consequently, this legal opinion is limited to Singapore law currently in force and is given on the basis that it will be governed exclusively by and construed in accordance with, and any liability which may arise in respect of it is to be governed by, Singapore law. This legal opinion is given on the further basis that we undertake no responsibility and are under no obligation to notify any addressee of this legal opinion of any change in the laws of Singapore after the date of this legal opinion which could render the opinions expressed herein no longer applicable.

7. We have made no independent investigations of the laws of any other jurisdiction as a basis of this legal opinion and do not express or imply any views thereon. This opinion is delivered solely for the purpose of and in relation to the Proposed Listing and the Registration Statement publicly filed with the U.S. Securities and Exchange Commission on the date of this opinion and may not be used and may not be relied upon for any other purpose without our prior written consent.

18 July 2025

8. We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder. Except with our prior written consent or consented herein, this opinion is not to be transmitted or disclosed to or used or relied upon by any other person or used or relied upon by the ListCo for any other purpose and may not be filed with any governmental agency or authority or quoted in any public document, save that to the extent required by any law or regulation or court order or in connection with any judicial proceeding or in seeking to establish any defence in any legal or regulatory proceeding or investigation relating to the matters set out herein. Our liability under this legal opinion shall not exceed the amount of legal fees received by us from the ListCo in relation to the Proposed Listing.

9. This opinion is given on the basis that it will be governed by, and construed in accordance with, Singapore law.

Yours faithfully

Drew & Napier LLC

18 July 2025

SCHEDULE 1

Documents reviewed by Drew & Napier LLC in connection with this legal opinion

Opinion ref no.	Description of Document
1.	Registration Statement
2.	ACRA Business Profile of the Singapore Subsidiary dated 18 July 2025
3.	Certificate Confirming Incorporation of the Singapore Subsidiary dated 17 April 2018
4.	Constitution of the Singapore Subsidiary dated 26 January 2018
5.	Certificate of Good Standing of the Singapore Subsidiary dated 18 July 2025
6.	Register of Members of the Singapore Subsidiary dated 18 July 2025
7.	Register of Directors of the Singapore Subsidiary dated 18 July 2025